Portions of this exhibit, indicated by [***], have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) of the type that the Registrant treats as private and confidential.

Exhibit 10.5

Andy Hill Cancer Research Endowment Grant Award Agreement

This agreement (“Agreement”) is entered into by the Andy Hill Cancer Research Endowment (CARE) Fund, (“Grantor”), a grantmaking entity of the state of Washington, and Aptevo Therapeutics Inc. (“Grantee”), having an administrative office at 2401 4th Avenue Suite 1050, Seattle, WA 98121 and the US Federal Tax Identification Number [***]. The Grantor has delegated certain responsibilities to Grantor’s Program Administrator (“Administrator”) as described in this Agreement;

Grantor is authorized by statute of the state of Washington to make grants for the fundamental government purpose of promoting cancer research utilizing the best science and technology with the greatest potential to improve health outcomes, leveraging the state’s existing cancer research facilities and talent, creating jobs, and encouraging investments that will advance the biotech, medical device, and health care information technology industries in Washington State;

Grantor intends to sponsor cancer research and development under the direction of Michelle Nelson, (“Principal Investigator”), and provide funds as reimbursement on actual expenditures not to exceed One Million Four Hundred Ninety-Nine Thousand Nine Hundred Fifty-One Dollars and Zero Cents ($1,499,951.00) (the “Grant”) to Grantee to conduct such research and development;

Grantee intends to conduct the sponsored research and development in accordance with the grant proposal submitted to Grantor;

Administrator will provide administrative services and support to Grantor through the grant award and post-award processes, including but not limited to:

(a)
Disburse Grantor funds in accordance with this Agreement and applicable law;
(b)
Monitor Grantee progress through Financial and Progress Reports; and
(c)
Carry out other activities as authorized by the Grantor.

NOW, THEREFORE, in consideration of the above and the mutual terms and conditions set forth below, Grantor and Grantee agree as follows:

ARTICLE 1. EFFECTIVE DATE, GRANT PERIOD, ANNUAL PERIOD, AND ADMINISTRATION

This Agreement shall be effective upon execution by all parties or June 22, 2026, whichever is later, (“Effective Date”). The activities set forth in the Proposal and Milestones and Timeline (as defined in Sections 2.1 and 2.2) shall be performed during the period beginning on the Effective Date and ending no later than June 21, 2028 (“Grant Period”).

Notwithstanding that an annual period may be less than twelve months if this Agreement is executed after June 22, 2026, each “Annual Period” shall end June 21 of the applicable year. The first Annual Period shall be from the Effective Date to June 21, 2027. The second Annual Period shall be from June 22, 2027, to June 21, 2028.

For purposes of this Agreement, any and all rights or obligations of Grantor as stated herein may be exercised, undertaken, or performed on its behalf by Administrator, if and to the extent determined by Grantor from time to time and communicated in writing to Grantee. When and to the extent so

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communicated, Grantee shall be entitled to rely on the representations, statements, and determinations made and/or conveyed by Administrator on Grantor’s behalf.

ARTICLE 2. DESCRIPTION OF RESEARCH AND DEVELOPMENT PROJECT

2.1
Proposal. The grant awarded herein provides funding for the cancer research and development project to be conducted as described in the proposal submitted by Grantee to Grantor, which is attached to this Agreement as Attachment A (“Proposal”).
2.2
Milestones and Timeline. In performing the project described within the Proposal, Grantee shall use its [***] to complete the activities according to the milestones and timeline detailed in Attachment B (“Milestones and Timeline”). Grantee shall notify Grantor promptly, in writing, [***] to undertake the activities set forth in either the Proposal or the Milestones and Timeline during the Grant Period. Material changes in the Proposal or the Milestones and Timeline require the advance written approval of Grantor.

2.3
Conduct under the Proposal and the Milestones and Timeline. Grantee shall allocate space, monies, personnel, and other resources as described within the Proposal to complete the activities set forth in the Proposal and the Milestones and Timeline. Grantee’s failure to make such allocations shall be deemed to be a termination of the activities set forth in the Proposal and the Milestones and Timeline by Grantee. Termination of the activities set forth in the Proposal or the Milestones and Timeline by Grantee is grounds for termination of this Agreement. In performing the activities set forth in the Proposal and the Milestones and Timeline, Grantee shall maintain complete and accurate records of such activities, follow commonly accepted standards of workmanship, and comply with all relevant federal, state, or local laws and regulations, Washington State executive orders, and Grantor policies and program requirements currently in effect and as may be enacted or amended during the Grant Period. Without limiting the general requirement contained herein, Grantee shall comply with all federal and state laws and regulations, including but not limited to those relating to discrimination by employers or in public accommodations, receipt and disbursement of state and federal funds, tax reporting and withholding requirements, workers’ compensation, and wage and hour laws. If Grantee’s work under the Proposal is aimed at development and future commercialization of a product, Recipient shall use [***] to commercialize the Product, including any technology and intellectual property created by Grantee in performing the activities set forth in the Proposal and the Milestones and Timeline.
2.4
Key Personnel. The activities set forth in the Proposal and the Milestones and Timeline shall be carried out under the direction of the Principal Investigator(s) who shall select and supervise other participants as needed. Key Personnel are those individuals, other than the Principal Investigator(s), who are essential to performing the activities, including commercialization of product including any technology and intellectual property created by Grantee, as may be set forth in the Proposal and the Milestones and Timeline. The Principal Investigator(s) shall be responsible for administering the Grant (as defined in Section 3.1) in accordance with the terms and conditions of this Agreement, supervising the activities set forth in the Proposal and the Milestones and Timeline, submitting progress reports to Grantor in a timely manner, overseeing personnel matters and disbursement of Grant funds, and responding to any inquiries from Grantor related to progress or financial reports or to an audit of expenditures under the Grant. [***]

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In the event that during the Grant Period the Principal Investigator(s) changes his or her employment status with Grantee, relocates outside of Washington, or otherwise is unable to fulfill the role of Principal Investigator(s), or an individual with the Key Personnel is no longer able to perform his or her responsibilities as described in the Proposal, Grantee shall notify Grantor [***] to such event, or [***], and identify in writing an alternate Principal Investigator(s) or Key Personnel member, acceptable to Grantor. At Grantor’s discretion, Grantee may be required to provide additional documentation prior to approval. Failure by Grantee to have either an approved Principal Investigator(s) or an approved full complement of Key Personnel are grounds for termination of this Agreement.

In the event that during the Grant Period the Principal Investigator(s) or other individuals performing the activities set forth in the Proposal and the Milestones and Timeline: (a) are debarred, declared ineligible, or voluntarily excluded from participation in transactions by any federal department or agency, including, but not limited to the U.S. Food and Drug Administration (“FDA”), or under any federal statute or regulation, including, but not limited to the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C.; or (b) are otherwise subject to restrictions or sanctions by any other governmental agency or professional body with respect to the performance of scientific or clinical investigations; or (c) have otherwise been disqualified or suspended from performing activities substantially the same as those set forth in the Proposal and the Milestones and Timeline; Grantee shall [***] notify Grantor in writing. Debarment, ineligibility, exclusion, or other disqualification or suspension of the Principal Investigator(s) or other individuals set to perform the activities set forth in the Proposal and the Milestones and Timeline from actually performing such activities are grounds for termination of this Agreement.

2.5
Control of Proposal and Milestones and Timeline. Control of the activities set forth in the Proposal and the Milestones and Timeline shall rest with Grantee.
2.6
Subcontractors, Collaborators, and Service Providers. For the purposes of this Agreement:
(a)
the term “Subcontractor” is defined as an individual or organization that will conduct a portion of the activities set forth in the Proposal or the Milestones and Timeline [***].

(b)
the term “Collaborator” is defined as an individual or organization that is key to the design, conduct, and reporting of the activities set forth in the Proposal or the Milestones and Timeline [***].

(c)
the term “Service Provider” is defined as an individual or organization, including but not limited to, contract research organizations (“CROs”), that will conduct a portion of the activities set forth in the Proposal or the Milestones and Timeline [***].

Subject to the terms of this Agreement, Grantee may engage third party Subcontractors, Collaborators, and Service Providers in performing the activities set forth in the Proposal or the Milestones and Timeline. Grantee shall be responsible for the performance of all such Subcontractors, Collaborators, and Service Providers and for ensuring that their work is consistent with the terms and conditions of this Agreement. Grantee certifies that it shall enter into written agreement(s) with all such Subcontractors, Collaborators, and Service Providers as specified in the Proposal and the Milestones and Timeline.

Among other provisions, such agreement(s) shall allow for the allocation of the rights that Grantee and Subcontractors, Collaborators, and Service Providers shall have in any intellectual property developed in

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performing the activities set forth in the Proposal or the Milestones and Timeline and shall identify which of the parties shall be responsible for commercialization of such intellectual property. No privity of contract exists between Grantor and Subcontractors, Collaborators, and Service Providers.

2.7
Title to Equipment and Computers. Title to equipment and computers purchased under the Grant shall be vested in Grantee, on condition that such equipment and computers are used for performance of the activities set forth in the Proposal and the Milestones and Timeline. Failure to keep equipment and computers available for such activities during the Grant Period is grounds for termination of this Agreement. In the event of early termination of this Agreement, upon Grantor’s request, [***]. Grantee certifies that it has policies in place regarding the disposition of equipment in accordance with applicable law.

For equipment (including replacement equipment) acquired in whole or in part with Grantor funds, Grantee must have procedures and control systems in place to:

(a)
Keep adequate equipment records, including but not limited to the following information: property description; identification; funding source (grant number); title holder; acquisition date and cost; location, use, and condition; unit acquisition cost; sharing and disposition plan.
(b)
Conduct a physical inventory of the property no less often than every 2 years, with a reconciliation of the inventory results with the equipment records.
(c)
Ensure adequate safeguards for preventing loss, damage, or theft of property.

When original or replacement equipment acquired with Grantor funds is no longer needed for the original project or program or for other activities currently or previously assisted with Grantor funds, the following rules of disposition will apply to Grantee:

(d)
Equipment with a current per-unit fair market value of less than $5,000 may be retained, sold, or otherwise disposed of by Grantee after notice to Grantor, subject to the conditions in 2.7(f) below.
(e)
Equipment with a current per-unit fair market value of $5,000 or more may after notice to Grantor be retained or sold by Grantee with Grantor having the right to compensation in an amount equal to multiplying the current fair market value or the proceeds from sale by the share (percentage) in the original acquisition price of the equipment.
(f)
Grantor may reserve the right to transfer title of the equipment to the state.

ARTICLE 3. FUNDING AND PAYMENT

3.1
Funding. Grantor shall make payments of Grant funds to Grantee in an amount not to exceed the Grant to complete the activities set forth in the Proposal and according to the Milestones and Timeline. Payment shall be made on a reimbursement basis only for activities completed during the Grant Period. Grantee shall allocate the Grant according to the Proposal and the budget (“Budget”) shown in Attachment C. Disbursement of funds under Section 3.6 shall be subject to Grantee’s compliance with all terms and conditions set forth in this Agreement and any applicable non-state match funding requirements as committed in Attachment D: Certification of Non-State Matching Contributions, or other acceptable non-state matching contribution approved by Grantor.

Grant payments are contingent on Grantee’s ability to demonstrate use of a minimum one-to-one (1:1) matching non-state or private contributions. For purposes of award of state funds, proof of non-state or private matching contributions may be demonstrated by:

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(a)
Evidence of deposit into the Grantor account; or
(b)
A written, binding, enforceable agreement from the contributor that commits an equal or greater amount of non-state or private contributions to the Grantor, and that acknowledges that the Grantor Grant Award is contingent upon this contribution (Certification of Non-

State Matching Contributions (Attachment D)); or

(c)
Evidence of encumbered funds that are not yet expended and that are dedicated to the Proposal, or closely related work that supports, extends, or facilitates the Proposal, that is subject to this Agreement.

Grantee shall promptly notify Grantor in writing of any change or expected change of the non-state match amount, source, or any other material change that may affect the Grantee’s ability to meet the non-state match commitment in Attachment D or complete the activities set forth in the Proposal and according to the Milestones and Timeline.

The terms and conditions of the Agreement and the CARE Fund statute, Chapter 43.348 Revised Code of Washington (RCW), shall be the final guides in determining allowable matching contributions.

Determinations of allowable matching contributions shall be made at [***] of the CARE Board.

The obligation of Grantor to disburse funds to Grantee under this Article 3 is contingent upon Grantor having sufficient funds, expenditure authorization, and authority under state or federal laws, regulations, or guidelines to do so, as determined by Grantor.

3.2
Pre-Award Costs. Grantor shall not provide Grant funds to Grantee for expenditures made prior to the Effective Date.
3.3
Allowable Costs. Costs allowable under the Grant are based on Grantor Policies and Protocols and the Budget. In addition, costs allowable under the Grant shall be consistent with Grantee’s policies. Allowable costs shall include costs incurred by Grantee from the Effective Date, until completion of the activities set forth in the Proposal and the Milestones and Timeline, expiration of the Grant Period, or notice of termination of this Agreement, whichever is earliest. In no event shall allowable costs exceed the Grant.

The following direct costs are generally allowable: personnel, including wages, benefits, stipends; computers and equipment (with Grantor pre-approval, and where the unit cost of what constitutes an item of equipment is subject to Grantee’s policies); supplies; travel; subcontracts; and other costs as itemized by Grantee and approved by Grantor. Facilities and administration costs are allowable at the Grantee’s federally negotiated indirect cost rate, or as otherwise approved by Grantor. Facilities and administration costs are allowable at the pro rata basis attributable to performing the activities set forth in the Proposal and the Milestones and Timeline.

Expenditures for the following are not allowable: costs not within the Budget, facilities construction and remodeling costs, acquisition of real property, meals not associated with approved travel or exceeding the state per diem guidelines, alcoholic beverages, costs associated with community service, teaching, clinical or patient care beyond those required for performing the activities set forth in the Proposal and the Milestones and Timeline, costs of purchasing, leasing, or maintaining computers not essential for performing the activities set forth in the Proposal and the Milestones and Timeline.

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Grantee shall make commercially reasonable efforts to purchase goods and services from Washington State suppliers to the extent reasonably possible, where such goods and services are available, are comparable in quality and utility of the non-Washington State supplier, and comply with any relevant Washington State procurement policies.

The terms and conditions of the Agreement and the CARE Fund statute, Chapter 43.348 Revised Code of Washington (RCW), shall be the final guides in determining allowability. Determinations of allowable cost shall be made at the sole discretion of the CARE Board.

3.4
Unallocated Costs. In the event that the Budget includes funds for activities for which specific costs or nature cannot be accurately determined as of the Effective Date, Grantee shall not encumber such funds for expenditure without the advance written approval of Grantor. In seeking Grantor’s approval, Grantee shall provide a detailed written description of how such funds are to be spent and the time period during which the expenditures are to be made.

3.5
Budget Modifications. Grantee shall seek the advance written approval of Grantor for Grant expenditures that are not within the Budget or any changes to the Budget that directly impact the Proposal and the Milestones and Timeline. Such approval shall be requested in writing by Grantee’s Authorized Official or Principal Investigator(s) (as identified in Article 19), or their designee.

Additionally, significant rebudgeting, whether or not the particular expenditure(s) require prior approval, requires advance written approval from Grantor. Significant rebudgeting occurs when expenditures in a single direct cost budget category deviate (increase or decrease) from the categorical commitment level established for the annual budget period by more than 25 percent of the total project funding (from all sources) for the annual period as provided in Attachment C: Budget. For example, if the total project budget for a single budget period is $200,000, any rebudgeting that would result in an increase or decrease of more than $50,000 in a budget category is considered significant rebudgeting.

The base used for determining significant rebudgeting excludes the effects of prior-year carryover balances.

3.6
Payments. Grantor shall disburse the Grant to Grantee to perform the activities set forth in the Proposal according to the Milestones and Timeline and upon meaningful progress toward completion and completion of milestones as set forth in Milestones and Timeline. Payments will be disbursed on a reimbursement basis for costs that will not be paid by any other source for the performance of Proposal activities according to the Budget subject to: Grantee’s timely progress in achieving the goals set forth in the Milestones and Timeline, as determined by Grantor; use of non-state match contributions as committed in Attachment D, or an equivalent amount from other eligible non-state sources, as determined by Grantor, but at a minimum rate of 1:1; and to Grantee’s timely provision of satisfactory progress reports to Grantor as described in Article 4, and annual financial reports as described in Section 3.7.

Grantees must demonstrate use of non-state match contributions as committed in Attachment D, or other acceptable non-state matching contribution approved by Grantor, and at least a 1:1 use of non-state match contributions to the previously disbursed grant award payments before invoicing any balance of the Grant.

Use of non-state match contributions may be demonstrated by submitting a financial summary report by budget category, certified by an authorized official that the expended funds were used to support the

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activities of the Principal Investigator(s) as outlined in the Proposal, or closely related work that supports, extends, or facilitates the Proposal, and were from non-state sources.

At the Grantor’s discretion, more detailed information regarding Grant expenditures may be requested, including but not limited to invoices, receipts, canceled checks, or bank statements.

Commencing on the Effective Date, for each Annual Period, invoices shall be submitted after each Annual Period by electronic transmission as specified in Article 19. Invoices, annual progress reports, and annual financial reports shall be submitted [***] from the end of the Annual Period, or as otherwise agreed by Grantor and Grantee. Grantor, at its sole discretion, may deny payment of invoices submitted [***] after the Annual Period, or as otherwise agreed by Grantor and Grantee. Invoices shall be submitted by Grantee using Grantor’s standard invoice form, or Grantee’s standard invoice form if approved by Grantor in advance, and shall be accompanied by a document outlining milestone(s) met during the Annual Period; shall provide detailed expenditure documentation according to the categories within the Budget; shall demonstrate the use of non-state match contributions, at a minimum rate of 1:1 the invoiced amounts; and shall be signed by Grantee’s Authorized Official or designee certifying that all expenditures are directly related to the performance of the activities set forth in the Proposal, the Milestones and Timeline, and the Budget. Grantor, at its sole discretion, may accept invoices and supporting documentation and make grant payments more frequently than annually. Grantor reserves the right to withhold payment for invoices, which in Grantor’s sole discretion, are insufficiently documented.

Grantor shall provide payments to Grantee for all allowable costs until completion of the activities set forth in the Proposal and the Milestones and Timeline, expiration of the Grant Period, or notice of termination of this Agreement, whichever is earliest, insofar as such allowable costs do not exceed the Grant. Unexpended funds may not be carried into the next Annual Period unless approved by Grantor (Section 3.9). If for any reason, Grantee fails to demonstrate the use of non-state match contributions greater than or equal to the Grant, Grantee must repay the portion of the grant payments in excess of the demonstrated non-state match contribution use.

All payments under this Agreement shall be sent to Grantee via electronic funds transfer. CARE Fund grant payments will only be made to U.S.-domiciled banks. No payments of grant funds shall be made to financial institutions or offices thereof, that are outside the United States. Grantee shall not request deposit or electronic transfer of payment from Grantor to any foreign banking office, including but not limited to (a) any non-U.S. office of a financial institution or (b) any non-U.S. office of a foreign bank as described in 12 U.S.C. 3101(7). Grantee shall complete and send a Grantee Banking Information Form and signed IRS Form W-9 to Grantor before any payments will be made. Grantee shall provide Grantor an updated Grantee Banking Information Form and W-9 as necessary to ensure that information is current and accurate.

Full payment of the Grant prior to the end of the Grant Period shall not be considered fulfillment of the terms of this Agreement or end of the Grant Period. All remaining terms and obligations under this Agreement shall remain in full force and effect until the end of the Grant Period or any applicable survival period specified in the Agreement.

In the event any amount of the Grant is refunded to Grantor, Grantee shall notify Grantor in writing of the amount to be refunded, expected date of the refund payment, and reason for the refund.

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3.7
Annual Financial Reports. Grantee shall summarize expenditures related to the Budget, including expenditures of the Grant, applicable non-state matching contributions, and additional leveraged funds, during the Annual Period in an Annual Financial Report (“AFR”) submitted to Grantor. The first AFR shall be due [***] after the end of the first Annual Period, or as otherwise agreed by Grantor and Grantee; subsequent reports shall be due [***] after the end of each Annual Period thereafter, or as otherwise agreed by Grantor and Grantee. Grantee shall submit a final financial report to Grantor [***] after expiration of the Grant Period or termination of this Agreement, whichever is earliest, or as otherwise agreed by Grantor and Grantee. AFRs shall include all expenditures made since the end of the previous annual reporting period. AFRs shall include a document signed by Grantee’s Authorized Official, or designee, certifying that all expenditures are directly related to performance of the activities set forth in the Proposal, the Milestones and Timeline, and the Budget. At Grantor’s sole discretion, a Grantee or Principal Investigator(s) may be considered ineligible to apply for future Grantor funds until all reporting requirements from active or previous Grantor grant awards have been met.
3.8
Method of Provision and Content. Financial reports shall be submitted electronically through Grantor’s online system or other method as determined by Grantor. Grantor reserves the right to periodically change the format and required content of financial reports. Grantor shall provide the format and required content of financial reports at the end of each Annual Period.

3.9
Unexpended Funds Within an Annual Budget. Expenditure of any funds remaining at the end of an annual period within the Budget shall require prior written approval of Grantor. Grantee may request that such unexpended funds be carried forward and re-allocated into a subsequent annual period. Such requests shall be submitted in writing [***] after the end of the subject annual period, or as otherwise agreed by Grantor and Grantee, and shall include a statement of the balance of funds remaining at the end of such period, justification for the proposed re-allocation, and a revised Budget. If the proposed re-allocation involves a substantive change in the activities set forth in the Milestones and Timeline, Grantee shall submit a revised Milestones and Timeline with the request. Grantor, at its sole discretion, may approve the carry forward and reallocation in whole or in part. The final amount of the unexpended funds shall be determined by Grantor upon Grantee’s timely submission of invoices and the applicable AFR. In the event that Grantor does not approve Grantee’s request to re-allocate unexpended funds remaining at the end of an annual period within the Budget, expenditure authority for such funds shall revert to Grantor.
3.10
No-Cost Extensions. In the event that unexpended funds remain at the end of the Grant Period, and there are remaining activities or milestones to be accomplished within the Proposal and the Milestones and Timeline, Grantee may request an extension of the Grant Period to allow Grantee to accomplish such activities or milestones. Such requests shall be submitted in writing by Grantee’s Authorized Official or Principal Investigator(s), or their designee, [***] prior to the end of the Grant Period, or as otherwise agreed by Grantor and Grantee, and shall include a justification for extension, an estimate of the unexpended funds remaining at the end of the Grant Period, and a revised Budget and Milestones and Timeline. The decision to approve an extension is subject to [***] of Grantor, with such extension granted in a single annual increment. In the event that Grantor does not approve Grantee’s request to re-allocate unexpended funds remaining at the end of the Grant Period, expenditure authority for such funds shall revert to Grantor. Grantee shall return all unexpended and unobligated Grant funds to Grantor within [***] of the end of the Grant Period, or as otherwise agreed by Grantor and Grantee.

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3.11
Budget Surpluses. Should any unexpended funds remain within the Budget after Grantee has completed the activities set forth in the Proposal and the Milestones and Timeline (“Budget Surplus”), as [***] determined by Grantor, Grantee may request that such Budget Surplus be allocated to support new activities. Such new activities shall be consistent with the nature and goals of the Proposal and the Milestones and Timeline, and authority to spend a Budget Surplus on such activities shall require advance written approval of Grantor. Budget Surplus allocation requests shall be submitted in writing by Grantee’s Authorized Official or Principal Investigator(s), or their designee, [***] of completing the activities set forth in the Proposal and the Milestones and Timeline or [***] prior to the end of the Grant Period, whichever is earliest, or as otherwise agreed by Grantor and Grantee, and shall include [***]. The final amount of such Budget Surplus, and any extension of the Grant Period, shall be determined by Grantor upon Grantee’s timely submission of the relevant AFR and a revised Proposal and Milestones and Timeline. Grantor reserves the right to refer Budget Surplus allocation requests for outside expert review, the cost of which shall be deducted from the Budget Surplus. In the event that Grantor does not approve Grantee’s request to spend a Budget Surplus, expenditure authority for such funds shall revert to Grantor. Grantee shall return all unexpended and unobligated Grant funds to Grantor within [***] of notification of the decision, or as otherwise agreed by Grantor and Grantee.
3.12
Supplemental Funding. During the course of the Grant Period and under certain circumstances as described below, Grantee may request funding in excess of the Grant (“Budget Supplement”). Grantee may request a Budget Supplement:

(a)
When a disruptive event, that could not be foreseen or predicted at the Effective Date threatens completion of the activities set forth in the Milestones and Timeline within the Budget; or
(b)
When findings, that were not anticipated within the Proposal, result from performance of the activities set forth in the Milestones and Timeline and promise significant health or economic benefits to Washington State.

Requests for a Budget Supplement shall be submitted in writing by Grantee’s Authorized Official or Principal Investigator(s), or their designee, within [***] of the occurrence of the precipitating event. Provision of a Budget Supplement is subject to [***] of Grantor and the availability of funds. Grantor reserves the right to refer Budget Supplement requests for outside expert review, the cost of which shall be deducted from the Budget Supplement.

3.13
Final Request for Payment. Grantee shall submit a final request for grant payment [***] after completion of the activities set forth in the Proposal and the Milestones and Timeline, expiration of the Grant Period, or termination of this Agreement, whichever is earliest, or as otherwise agreed by Grantor and Grantee. Failure to comply with this Section 3.13 may result in Grantor’s refusal or inability to provide grant payment. Grantor shall not make the final payment until the proper invoice, marked “Final,” including [***], has been approved by Grantor and [***] has been received and approved by Grantor.

ARTICLE 4. PROGRESS REPORTS

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4.1
Format and Schedule. Grantee shall provide to Grantor regular progress reports describing Grantee’s progress on the activities set forth in the Proposal and the Milestones and Timeline. Grantee shall submit Annual Progress Reports (APR) to Grantor annually with the AFR (Section 3.7). The first APR shall be due [***] after the end of the first Annual Period, or as otherwise agreed by Grantor and Grantee; subsequent reports shall be due [***] after the end of each Annual Period thereafter, or as otherwise agreed by Grantor and Grantee. All reports shall be provided by the Principal Investigator(s) and shall detail the activities of Grantee and Grantee’s Subcontractors, Collaborators, and Service Providers during the period covered by the report. Grantee shall submit a final written progress report to Grantor [***] after expiration of the Grant Period or termination of this Agreement, whichever is earliest, or as otherwise agreed by Grantor and Grantee. At Grantor’s [***], a Grantee or Principal Investigator(s) may be considered ineligible to apply for future Grantor funds until all reporting requirements from active or previous Grantor grant awards have been met.
4.2
Method of Provision and Content. Written progress reports shall be submitted electronically through Grantor’s online system or other method as determined by Grantor. Grantor reserves the right to periodically change the format and required content of written progress reports. Grantor shall provide the format and required content of financial reports at the end of each Annual Period.

All progress reports shall be of sufficient detail to allow Grantor to assess progress made on completing the activities set forth in the Proposal and the Milestones and Timeline, and how such activities contribute to Grantor’s mission. The annual progress reports should illustrate the leveraging effect achieved by the Grant, to include, but not limited to, [***]. In the event that Grantor determines that a progress report lacks sufficient detail, Grantee shall provide Grantor with additional detail in a timely manner as may be requested by Grantor. Grantee shall also disclose in writing to Grantor any problems, delays or adverse conditions which may materially affect its ability to complete the activities set forth in the Proposal and the Milestones and Timeline. Such disclosure shall be accompanied by a statement of the action taken or proposed and any assistance needed from Grantor to resolve the situation.

Information in the progress reports is received by the Grantor with the understanding that it shall be used or disclosed for the primary purpose of monitoring the Grantee’s progress related to the Proposal and the Milestones and Timeline or as required by law. Administrator or Grantor may also use information in Grantee’s progress reports to communicate to the public the impact of Grantor grant awards. Administrator and Grantor shall hold all progress reports confidential, subject to the public disclosure laws of the state of Washington (including but not limited to RCW 42.56 and associated case law). If a records request is made to the Administrator or Grantor, the Grantee may be notified and allowed an opportunity to seek a protective order. The CARE Fund will determine, in its [***], whether to assert RCW 42.56.270(29) or any other available public records exemption. Due to public disclosure requirements, it is advisable that Grantees refrain from sharing any information with the Grantor and Administrator, to the extent that such information, if revealed, would reasonably be expected to result in private loss to the providers of this information.

Upon the reasonable prior written request of Grantor and prior to expiration of the Grant Period, Grantee shall provide additional oral or written progress reports or arrange site visits or in-person briefings at a mutually agreed upon time and place to enable Grantor to assess the impact of the grant award.

4.3
Post-Grant Period Progress Reports. Commencing on the [***] of submission of the final

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written progress report and through [***] of submission of such final report, Grantee shall be asked to provide Grantor with periodic post-Grant Period written progress reports similar in scope to those produced during the Grant Period, to include but not limited to, [***]. This term shall survive termination of the Agreement.

Every [***], for up to [***], after submission of the final written progress report, Grantee shall be requested to submit a written report accounting for the capitalized equipment purchased in whole or in part with the Grant and the use and impact of the shared resource developed with the Grant.

ARTICLE 5. ACCOUNTING AND AUDITING

5.1
Accounting. Grantee agrees to maintain books and records documenting the expenditure of the Grant in accordance with generally accepted accounting principles and shall make such books and records available to Grantor and its representatives for review, upon reasonable request, for a period of [***] following the final Post-Grant Period Progress Report referenced in Section 4.3. If there are unresolved audit questions at the end of such retention period, Grantee shall further retain such records until the questions are resolved.

5.2
Audits. Grantor reserves the right at reasonable times and during normal business hours to audit Grantee’s financial records related to the Grant and applicable non-state match contributions, or have such records audited, during the Grant Period or for [***] after the final Post-Grant Period Progress Report referenced in Section 4.3. Grantor shall bear the expenses for such audit unless the audit reveals that funds were spent for purposes unrelated to the activities in the Proposal and the Milestones and Timeline, as set forth in the Budget, in which case Grantee shall reimburse Grantor for such audit costs. If as a result of an audit Grantor reasonably concludes that funds were spent for purposes unrelated to the Proposal and the Milestones and Timeline, as set forth in the Budget, Grantor shall be entitled to a refund of such funds, plus interest at the statutory rate on the amount refunded. Grantee shall pay such funds, including any applicable interest, to Grantor within [***] of Grantor’s written demand.

ARTICLE 6. INTELLECTUAL PROPERTY

6.1
Policies and Management. The Grant supports research and development to enhance competitiveness, improve health and health care, and foster economic development in Washington State. Grantor and Grantee recognize that discoveries and developments having public health, scientific, business, or commercial application or value may be made in the course of performing the activities set forth in the Proposal and the Milestones and Timeline. Grantor and Grantee desire that such discoveries and developments be administered in such a manner that they are brought into public use at the earliest practical time in a manner consistent with [***], where [***]. Grantee certifies that it has written policies in place regarding ownership and management of intellectual property and its protection, consistent with the goals stated in this section 6.1. The Grantor reserves the right to request a copy of the policy regarding ownership and management of intellectual property and its protection.

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6.2
Invention Reporting. “Invention” is any discovery, material, method, process, product, program, software or use, whether or not patented or patentable or copyrighted or copyrightable, that is conceived or made in the course of performing the activities set forth in the Proposal and the Milestones and Timeline. Grantee’s office of technology transfer, or equivalent entity, shall report each Invention to Grantor in a timely manner, using Grantor’s online system or other method as determined by Grantor, after such Invention has been disclosed in writing to Grantee. Administrator or Grantor may also use information in Grantee’s progress reports to communicate to the public the impact of Grantor grant awards. Administrator and Grantor shall hold all Invention Reports confidential, subject to the public disclosure laws of the state of Washington (RCW 42.56.270(29)). If a records request is made to the Administrator or Grantor, the Administrator or Grantor may notify the Grantee of any public records request regarding their invention and Grantee may be given an opportunity to provide further information specifying why the information should be exempt from disclosure and allowed an opportunity to assert objections to disclosure and seek a protective order. Grantor will determine in its sole discretion, whether to assert RCW 42.56.270(29) or any other available public records exemption.

Due to public disclosure requirements, it is advisable that Grantees refrain from sharing any information with the Grantor and Administrator, to the extent that such information, if revealed, would reasonably be expected to result in private loss to the providers of this information.

Invention reports shall commence with Grantee’s first Annual Progress Report, and subsequent reports shall be provided upon Grantor’s request. Invention reports shall be provided until a date [***] after the final Annual Progress Report. This term shall survive termination of the Agreement.

6.3
Ownership and Disposition. Grantor claims no ownership rights in any Inventions; however, the Grantor must be listed as a funder on all patent and copyright applications. Grantee agrees to use its [***] to make Inventions available to the public [***]. If Grantor believes that Inventions are not being made available to the public [***], Grantee shall work with Grantor in good faith to ensure that Inventions become publicly available [***].

If Grantee decides not to take title and file an application for intellectual property protection, Grantor shall have the option to take title. The Grantee must notify Grantor prior to any publication of the invention so as to allow Grantor sufficient opportunity to take title and pursue or maintain intellectual property protection.

Grantor claims no ownership rights in any technology or intellectual property conceived, reduced to practice, or otherwise made in the course of performing the activities set forth in the Milestones and Timeline. Grantee agrees to use [***] to commercialize such technology or intellectual property.

6.4
Diligence. In licensing or otherwise transferring an Invention to a third party, Grantee shall include provisions in the license or transfer document obligating such third party to commercialize, or otherwise make available for public use, the Invention in a diligent manner and include appropriate diligence requirements and milestones, and shall enforce the compliance of such third party with such diligence requirements and milestones. The terms and conditions of this Article 6 shall apply to any third party to whom Grantee has assigned ownership rights to an Invention. All agreements between Grantee and such third-party assignees shall include a provision specifically requiring that such assignees meet the

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obligations imposed upon Grantee in this Article 6.

6.5
Jointly Funded Inventions. If any Invention is made with the joint support of Grantor and another funding organization and such other organization has an intellectual property policy that conflicts with Grantee’s obligations under this Agreement, Grantor and Grantee shall negotiate in good faith a mutually satisfactory resolution of the conflict.

6.6
Subcontracts. The terms and conditions of this Article 6 shall apply to Grantee’s Subcontractors, Collaborators, and Service Providers under this Agreement, including but not limited to, reporting of Inventions made by such Subcontractors, Collaborators, and Service Providers to Grantor. All agreements between Grantee and its Subcontractors, Collaborators, and Service Providers shall include a provision specifically requiring that such Subcontractors, Collaborators, and Service Providers meet the obligations imposed upon Grantee in this Article 6.

ARTICLE 7. CONFLICT OF INTEREST

Grantee certifies that it has a conflict of interest policy, including but not necessarily limited to any financial conflict of interest policy, as required by the U.S. Department of Health and Human Services (DHHS)/Public Health Services (PHS), in place applicable to performing the activities set forth in the Proposal and the Milestones and Timeline, and that it has taken [***] to inform the Principal Investigator(s) and all personnel performing such activities of the policy and requirements for complying with its terms. In accepting the Grant, Grantee certifies that it has advised the Principal Investigator(s) and Grantee’s personnel performing the activities set forth in the Proposal and the Milestones and Timeline that they are required to disclose, in accordance with the foregoing policy, any potential financial conflicts of interest associated with their participation in such activities to Grantee and that it has received such disclosures or received an affirmative statement that there are no conflicts to disclose. Grantee further certifies that it has eliminated or mitigated all disclosed financial conflicts consistent with the terms of its policy. Grantee shall take [***] to ensure that its Subcontractors performing activities set forth in the Proposal and the Milestones and Timeline are aware of and have agreed to comply with the provisions in this Article 7.

At execution of this Agreement, Grantee shall provide to Grantor the completed and executed Conflict of Interest Report Form found in Attachment E regarding any potential financial conflicts of interest associated with personnel performing the activities set forth in the Proposal and the Milestones and Timeline, and further attesting to (1) Grantee’s receipt of disclosures from such personnel that, at a minimum, confirm understandings of Grantor as stated in Attachment E, and (2) elimination or mitigation of all disclosed potential conflicts of interest.

In the event that new financial conflicts of interest are disclosed during the course of performing activities set forth in the Proposal and the Milestones and Timeline, Grantee shall report such disclosures in writing to Grantor in a timely manner using the procedure specified within this Article 7.

Upon the request of Grantor, Grantee shall provide, in writing, information about any financial conflicts of interest that have been disclosed subject to this Article 7, or that have been identified by Grantor in Attachment E, and about how such disclosed or identified conflicts have been eliminated or mitigated.

ARTICLE 8. PRESENTATIONS, PUBLICATIONS, AND PUBLICITY BY GRANTEE

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The parties recognize that the results from performance of the activities set forth in the Proposal and the Milestones and Timeline may be publishable and agree that the persons performing such activities shall be permitted, and are expected, to present the methods and results at symposia and professional meetings and to publish in journals, theses or dissertations, or otherwise, in a manner of their own choosing. Following any such publication, copies shall be submitted by Grantee to Grantor upon request.

Furthermore, the Grantee shall ensure that the Grantor-funded research and development is properly acknowledged in any presentation, journal article, public statements, press release, research report, or other material produced by, or on behalf of, the Grantee that relates to the activities set forth in the Proposal and the Milestones and Timeline. Acknowledgement of support shall use Grantor’s name and logos consistent with its guidelines and include the following information:

(a)
Grantor Name: Andy Hill Cancer Research Endowment (CARE) Fund
(b)
Grantor’s funding of the research and development under this Agreement
(c)
Funding Opportunity Name
(d)
Grant Award Agreement Number

In any such acknowledgement, the relationship between the Grantor and Grantee shall be accurately and appropriately described.

The Grantor requests an opportunity to review publicity materials [***] prior to publication. Publicity of Grantor investment and Grantor supported impact is highly encouraged.

ARTICLE 9. REPRESENTATIONS OF GRANTEE AUTHORITY AND STATUS

In accepting the Grant, Grantee makes the following representations and certifies:

(a)
Grantee is an organization with principal research and development operations to be performed under this Agreement in Washington State and will notify Grantor promptly of any change or expected change in its legal status as an organization, a substantial change in location of principal research operations, or substantial change in its governing structure;
(b)
Grantee has authority to enter into this Agreement and to incur and perform the obligations herein and the signatories to this Agreement are authorized to execute this Agreement on behalf of Grantee;

(c)
The Principal Investigator(s), or other individuals performing the activities set forth in the Proposal and the Milestones and Timeline are not currently debarred, declared ineligible, or voluntarily excluded from participation in transactions by any federal department or agency, including, but not limited to the U.S. Food and Drug Administration (“FDA”), or under any federal statute or regulation, including, but not limited to the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C.; and are not otherwise currently subject to restrictions or sanctions by any other governmental agency or professional body with respect to the performance of scientific or clinical investigations; and are not currently otherwise disqualified or suspended from performing activities substantially the same as those set forth in the Proposal and the Milestones and Timeline;

(d)
To the best of Grantee’s knowledge, the information and statements in Attachments A–E are true, complete, and accurate, and that false fraudulent statements or claims may result

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in criminal, civil, or administrative penalties; and

(e)
To the best of its knowledge, Grantee is not aware that the execution, delivery, and performance of this Agreement by Grantee conflicts with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, or violates any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

ARTICLE 10. USE OF HUMAN SUBJECTS AND VERTEBRATE ANIMALS

10.1
Human Subjects. In the event that activities set forth in the Proposal and the Milestones and Timeline involve the use of human subjects, Grantee shall ensure that all performance sites operate under an appropriate Office of Human Research Protections (OHRP)-approved assurance, or an assurance from an applicable accreditation organization, acceptable to Grantor, for the protection of human subjects and comply with all Department of Health and Human Services human subjects-related policies and any other applicable laws or regulations. In accepting a Grant involving human subjects use in activities set forth in the Proposal and the Milestones and Timeline, Grantee certifies that, prior to their commencement, such activities shall be reviewed and approved by the applicable oversight body as compliant with federal, state, and local government regulations to protect the rights, well-being, and personal privacy of human subjects in research. Upon request by Grantor, Grantee shall provide documentation of review and approval by the applicable oversight bodies of all human subjects activities set forth in the Proposal and the Milestones and Timeline.

10.2
Vertebrate Animals. In the event that activities set forth in the Proposal and the Milestones and Timeline involve the use of vertebrate animals, Grantee shall ensure that all performance sites hold Office of Laboratory Animal Welfare (OLAW)-approved assurances, or an assurance from an applicable accreditation organization, acceptable to Grantor. In accepting a Grant involving vertebrate animal use in activities set forth in the Proposal and the Milestones and Timeline, Grantee certifies that, prior to their commencement, such activities shall be reviewed and approved by the applicable oversight body as compliant with federal, state, and local government regulations to humanely, efficiently, effectively, and legally use live vertebrate animals in research. Upon request by Grantor, Grantee shall provide documentation of review and approval by the applicable oversight bodies of all vertebrate animal activities set forth in the Proposal and the Milestones and Timeline.

ARTICLE 11. TERMINATION

11.1
Termination by Grantor. Grantor shall have the right to terminate this Agreement upon the occurrence of any one or more of the following events, with Sections 11.1(c) – (p), each referred to herein as a “Grantee Termination Event”.

(a)
failure of Grantor to receive sufficient funds or expenditure authorization to meet its payment obligations under this Agreement; or
(b)
Grantor’s lack of authority to provide funding for the activities set forth in the Proposal and the Milestones and Timeline due to modification, change, or interpretation of state or federal laws, regulations, or guidelines; or
(c)
Grantee’s termination of the activities set forth in the Proposal and the Milestones and Timeline; or
(d)
failure of Grantee to meet the goals set out within the Proposal and the Milestones and

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Timeline in a timely manner; or

(e)
failure of Grantee to render invoices, progress reports, invention reports, or financial reports to Grantor as required by this Agreement; or
(f)
Principal Investigator(s), or other participants performing the activities set forth in the Proposal and the Milestones and Timeline (a) have been debarred, declared ineligible, or voluntarily excluded from participation in transactions by any federal department or agency, including, but not limited to the U.S. Food and Drug Administration (“FDA”), or under any federal statute or regulation, including, but not limited to the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C.; or (b) have otherwise been subject to restrictions or sanctions by any other governmental agency or professional body with respect to the performance of scientific or clinical investigations; or (c) have otherwise been disqualified or suspended from performing activities substantially the same as those set forth in the Proposal or the Milestones and Timeline; or
(g)
in the case of the replacement of the Principal Investigator(s) or a member of the Key Personnel, failure of Grantee to identify an alternate, acceptable to Grantor; or
(h)
in the case where the Grantee’s principal activities move outside the state of Washington; or
(i)
the insolvency of Grantee; or
(j)
any assignment by Grantee of substantially all of its assets for the benefit of creditors; or
(k)
the institution of any proceeding by Grantee or a third party under any reorganization, bankruptcy, insolvency, or moratorium law; or
(l)
placement of Grantee’s assets in the hands of a trustee or a receiver unless the receivership or trust is dissolved [***] thereafter; or
(m)
a change in Grantee’s status as an organization exempt from Federal income tax; or
(n)
failure of Grantee to comply with federal or state law applicable to the activities set forth in the Proposal or the Milestones and Timeline; or
(o)
failure of Grantee to make equipment purchased or leased with funds disbursed pursuant to this Agreement available for the activities set forth in the Proposal or the Milestones and Timeline; or
(p)
Grantee’s breach of any other material term or condition of this Agreement.

11.2
Exercise. If one or more Grantee Termination Events occurs, Grantor will provide written notice to Grantee or Grantee’s trustees, receivers, or assigns; date Grantor sends such notice shall be the “Notice Date”. Grantee shall have [***] cure period after the Notice Date, or as otherwise agreed by Grantor and Grantee, to cure Grantee Termination Event(s). Grantor may terminate this Agreement [***] after the Notice Date (the “Termination Date”) unless Grantee is able to cure Termination Event(s) within [***] cure period, or the parties have agreed in writing to extend the time period for Grantee to cure Termination Event(s). Upon the expiration of such period, this Agreement shall automatically terminate unless Grantee reports in writing that it has cured each applicable Grantee Termination Event and Grantor has acknowledged that it accepts the cure.

No Grantor funds shall be obligated for any expenses incurred by Grantee on or after the Notice Date if Termination Event(s) is not cured within [***] cure period or such extended time to cure as may be agreed by the parties. In the event Grantee timely cures the Termination Event(s), allowable costs incurred after the Notice Date may be paid with Grantor funds.

In the event that the Grantee fails to perform this Agreement in accordance with state laws, federal

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laws, and/or the provisions of this Agreement, Grantor reserves the right to recapture in whole or in part, Grant funds disbursed under the Agreement, in addition to any other remedies available at law or in equity.

Nothing herein shall be construed to release Grantor from any obligation to provide Grantor funds to Grantee for allowable costs incurred prior to the Notice Date. Upon termination, Grantee will be reimbursed [***] incurred prior to the Notice Date, not to exceed total Grant Period costs specified in Attachment C Budget. Unexpended and unobligated Grantor funds shall be returned to the Grantor within [***] of termination of this Agreement.

11.3
Termination by Grantee. Grantee may terminate this Agreement [***] after the date of written notice to Grantor at Grantee’s [***] during the Grant Period (“Grantee Termination”). No Grantor funds shall be obligated for any expenses incurred by Grantee on or after the date of such notice and up to the Grantee Termination date. If this Agreement is so terminated, Grantee shall return all Grantor funds not expended or obligated at the time of Grantee Termination. Repayment of funds from Grantee to Grantor shall be within [***] of termination of this Agreement. In the event of Grantee Termination of this Agreement, Grantor shall be entitled to reimbursement of [***].

11.4
Effects. Upon termination of this Agreement for any reason, Grantor shall have no further obligation to disburse grant funds to Grantee, whether or not the entire Grant has been disbursed to Grantee, and Grantee’s authority to expend previously disbursed grant funds shall end. In the event that this Agreement is terminated for any reason whatsoever, and [***] after the effective date of termination:

(a)
Grantee shall promptly return any unexpended funds, including interest, to Grantor; and
(b)
Grantee shall refund to Grantor any funds spent for purposes other than the activities set forth in the Proposal, the Milestones and Timeline, and the Budget; and
(c)
Upon Grantor’s request, Grantee shall reimburse to Grantor the total purchase price for all equipment purchased solely using Grantor funds under the Grant or reimburse the portion of the purchase price paid by Grantor funds; and
(d)
Grantee shall invoice Grantor for outstanding expenditures and/or any reasonable non-cancellable obligations incurred by Grantee and to which Grantee is entitled reimbursement under the applicable section of this Agreement for activities performed as set forth in the Proposal and the Milestones and Timeline; and
(e)
Grantee shall provide Grantor, in writing, with a final report of the activities performed in attempting to meet the Proposal and the Milestones and Timeline, and a final financial report.

Expenditure authority for any unexpended funds shall revert to Grantor. Nothing herein shall be construed to release Grantee from any obligation which matured prior to the effective date of such termination or to waive any rights Grantor may have to recover damages incurred by it as a result of Grantee’s breach of the Agreement.

11.5
Survival. All terms and provisions of this Agreement which by their nature are intended to be observed and performed after the expiration or termination of this Agreement shall survive such expiration or termination, and shall continue in full force and effect. Without limiting the generality of

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the foregoing, the following provisions of this Agreement shall survive any expiration or termination: Article 3, Funding and Payment; Article 4, Progress Reports; Article 5, Accounting and Auditing; Article 6, Intellectual Property; Article 8, Presentations, Publications, and Publicity by Grantee; Article 11, Termination; Article 12, Communications and Public Disclosures by Grantor; Article 13, Responsibility for Loss/Indemnification; Article 14, Failure to Enforce; Article 15, Relationship of the Parties; Article 16, Governing Law; Article 17, Assignment; Article 18, No Oral Modifications; Article 19, Notices; Article 20, Entire Agreement; Article 21, Force Majeure; Article 22, Severability; Article 23, Disputes; Article 24, No Third-Party Beneficiaries; and Article 25, Counterparts.

ARTICLE 12. COMMUNICATIONS AND PUBLIC DISCLOSURES BY GRANTOR

Grantor reserves the right to publicly disseminate information about this grant and Grantee’s activities as set forth in the Proposal and the Milestones and Timeline in public reports, on its website, in press releases, speaking engagements, and other public venues. Grantor shall not publicly disclose information that has been marked as proprietary or confidential, as is consistent in Grantor’s sole discretion, with RCW 42.56.270(29) or other applicable exemptions to public disclosure, if such information has not been previously disclosed to the public. From time-to-time Grantor may request Grantee or Principal Investigator(s) to assist Grantor with such communications and public disclosures pertaining to the activities set forth in the Proposal and the Milestones and Timeline. Such assistance provided by Grantee or Principal Investigator(s) shall be at reasonable times and locales and at Grantor’s expense.

ARTICLE 13. RESPONSIBILITY FOR LOSS/INDEMNIFICATION

To the fullest extent permitted by law, Grantee shall indemnify, defend, and hold harmless Grantor and Grantor’s officers, directors, agents, employees, and representatives (including without limitation, Administrator) from and against all claims, injuries, loss, liability and expense (including reasonable attorneys’ fees) resulting from the performance of the activities contemplated by, arising from, or taken in connection with the performance of the Proposal and the Milestones and Timeline as contemplated by this Agreement. Grantee’s obligations pursuant to this Article 13 shall include without limitation any claim by Grantee’s officers, directors, agents, employees, and representatives (including without limitation its Subcontractors, Collaborators, and Service Providers).

“Claim,” as used in this Agreement, means any financial loss, claim, suit, action, damage or expense, including but not limited to attorneys’ fees, attributable for bodily injury, sickness, disease, or death, or injury to or destruction of tangible property including loss of use resulting therefrom. Grantee’s obligations to indemnify, defend, and hold harmless include any claim by Grantee’s agents, employees, representatives, or any subcontractor or its employees.

ARTICLE 14. FAILURE TO ENFORCE

The failure of Grantor at any time, or for any period of time, to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provisions or as a waiver of the right of Grantor thereafter to enforce each and every such provision.

ARTICLE 15. RELATIONSHIP OF THE PARTIES

The relationship of the parties is that of independent contractors. Nothing herein is intended or shall be

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construed to establish any agency, partnership, or joint venture. Neither party is authorized or empowered to act as an agent for the other party for any purpose and neither party shall be bound by the acts or conduct of the other party.

ARTICLE 16. GOVERNING LAW

This Agreement shall be governed and construed in accordance with the laws of the state of Washington.

ARTICLE 17. ASSIGNMENT

This Agreement shall not be assigned by Grantee without the advance written consent of Grantor and any attempted assignment shall be null and void. Grantor may assign this Agreement subject to authorization by statutory amendment or its Board of Directors. Upon such assignment, Grantor’s assignee shall accept all rights and assume all obligations herein.

ARTICLE 18. NO ORAL MODIFICATIONS

This Agreement may not be changed, modified, or amended except by express written agreement of the parties executed by their authorized representatives.

ARTICLE 19. NOTICES

Except as otherwise expressly provided in this Agreement, any communications between the parties hereto or notices to be given hereunder shall be given in writing by personal delivery, electronic transmission using electronic mail or Grantor’s online systems, facsimile, or mailing the same, postage prepaid to Grantee or Grantor at the address or number set forth below, or to such other addresses or numbers as either party may indicate pursuant to this section. Any communication or notice so addressed and mailed shall be effective five days after mailing. Any communication or notice delivered by facsimile shall be effective on the day the transmitting machine generates a receipt of the successful transmission, if transmission was during normal business hours of the recipient, or the next business day, if transmission was outside normal business hours of the recipient. Any communication or notice given by personal delivery shall be effective when actually delivered. Communications by Grantee to Grantor using Grantor’s online systems as required under this Agreement shall be effective upon Grantee’s receipt of confirmation that such communications have been received by Grantor.

Communications by electronic mail shall be effective upon the sender’s receipt of confirmation from the recipient that such communications have been received.

Notices to Grantor:

Notices to Grantor shall be submitted to:

Andy Hill CARE Fund

Email: [***]

Address: For notifications that require a physical address, an address will be provided upon request.

All invoices should be submitted electronically to [***].

Additionally, all notices to Grantor shall be copied to:

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Laura Flores Cantrell Andy Hill CARE Fund

Email: [***]

Address: For notifications that require a physical address, an address will be provided upon request.

Notices to Grantee: Principal Investigator

Name: Michelle Nelson

Title: Senior Director, Immunobiology Organization: Aptevo Therapeutics Inc.

Address: 2401 4th Ave. Suite 1050, Seattle, WA 98121

Tel: [***]

Email: [***]

Notices to Grantee: Authorized Official

Name: Michelle Nelson

Title: Senior Director, Immunobiology Organization: Aptevo Therapeutics Inc.

Address: 2401 4th Ave. Suite 1050, Seattle, WA 98121

Tel: [***]

Email: [***]

Notices to Grantee: Financial Official

Name: Daphne Taylor Title: SVP & CFO

Organization: Aptevo Therapeutics Inc.

Address: 2401 4th Ave. Suite 1050, Seattle, WA 98121

Tel: [***]

Email: [***]

ARTICLE 20. ENTIRE AGREEMENT

This Agreement and the Attachments attached hereto express the entire understanding of the parties with reference to the subject matter hereof, and supersede any prior or contemporaneous representations, understandings, and agreements, whether oral or written. The parties agree and acknowledge that the rule of construction that ambiguities in a written agreement be construed against its drafter shall not be applicable to this Agreement.

ARTICLE 21. FORCE MAJEURE

Neither Grantor nor Grantee shall be held responsible for delay or default caused by fire, civil unrest, natural causes, and war which is beyond, respectively, Grantor’s or Grantee’s reasonable control. Each party shall, however, make all reasonable efforts to remove or eliminate such cause of delay or default and shall, upon cessation of the cause, diligently pursue performance of its obligations under this

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Agreement.

ARTICLE 22. SEVERABILITY

The provisions of this Agreement are intended to be severable. If any term or provision is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the Agreement.

ARTICLE 23. DISPUTES

The parties agree that, in the event of a dispute between them arising from, concerning, or in any way related to this Agreement, they shall undertake good faith efforts to resolve the matter amicably. The parties agree that neither shall initiate an action in court or an administrative tribunal against the other without giving [***] notice of its intent, so that the parties may attempt to resolve the issues without resort to litigation.

ARTICLE 24. NO THIRD-PARTY BENEFICIARIES

Grantor and Grantee are the only parties to this Agreement and, except to the extent that Grantor has delegated to Administrator the authority to act on Grantor’s behalf in enforcing its rights and interests hereunder, Grantor and Grantee are the only parties entitled to enforce its terms. The parties agree that Grantee’s [***] for the benefit of Grantor to enable it to accomplish its fundamental governmental purpose. Nothing in this Agreement is intended to give, or shall give, whether directly or indirectly, any third party standing to sue to enforce this Agreement.

ARTICLE 25. COUNTERPARTS

To facilitate execution, this Agreement may be executed in as many counterparts as may be required. All counterparts shall collectively constitute a single Agreement. This Agreement may be executed through delivery of duly executed signature pages by electronic transmission.

NOW, THEREFORE, agreement to the terms stated above is indicated by signatures affixed below.

Grantee: Aptevo Therapeutics Inc. By: /s/ Michelle Nelson, PhD

Name: Michelle Nelson, PhD

Title: Senior Director, Immunobiology

Date:

6/25/2026

Grantor: Andy Hill Cancer Research Endowment By: /s/ Maura Little

Name: Maura Little

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Title: Chair, CARE Board of Directors Date: 6/29/2026

Principal Investigator:

I have read, understand, and consent to the terms of this Agreement By: /s/ Michelle Nelson, PhD

Name: Michelle Nelson, PhD

Title: Senior Director, Immunobiology

Date:

6/25/2026

Acknowledged by Program Administrator:

By: /s/ Beth Harvey

Name: Beth Harvey

Title: Interim Foundation Director, Washington Cancer Impact Foundation

Date:

6/29/2026

Attachment A: Proposal

[***]

Attachment B: Milestones and Timeline

[***]

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Attachment C: Budget

[***]

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Attachment D: Certification of Non-State Matching Contributions

[***]

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Attachment E: Conflict of Interest Report Form

[***]